Exhibit 99.1

1400 Toastmaster Drive, Elgin, Illinois 60120 • (847) 741-3300 www.middleby.com

Middleby Names Amy Campbell as Chief Financial Officer of Food Processing Business

Middleby Food Processing Completes Executive Leadership Team Ahead of Spin-Off

Elgin, Ill. (BUSINESS WIRE) April 1, 2026 - The Middleby Corporation (“Middleby”) (NASDAQ: MIDD), a global leader in the foodservice industry, today announced that Amy Campbell will serve as Chief Financial Officer of the Food Processing business when it becomes an independent public company in the second quarter of 2026. This appointment follows the recent announcement of Mark Salman as Chief Executive Officer and completes the leadership team that will guide the Food Processing business as it embarks on its next chapter of growth as an independent, publicly traded company. Ms. Campbell joins The Middleby Corporation, effective immediately.

“Amy is a highly respected finance executive with deep experience in industrial manufacturing and public company operations,” said Mark Salman, who will serve as CEO of the Food Processing business upon completion of the spin-off. “Her proven track record leading finance organizations through periods of significant growth and transformation makes her ideally suited to establish the financial foundation for our business as an independent public company. I am thrilled to have Amy join our leadership team as we capture the significant growth opportunities ahead.”

Ms. Campbell brings extensive financial leadership experience to Middleby Food Processing, most recently serving as CFO of REV Group, Inc. (NYSE: REVG), a leading manufacturer of specialty vehicles, since April 2024. Before joining REV Group, Ms. Campbell was CFO of ASC Engineered Solutions, CFO for BrandSafway’s Commercial and Industrial Division and had a 23-year tenure with Caterpillar, Inc. which included several segment CFO roles, as well as Vice President of Investor Relations, and Chief Audit Officer. Her experience leading finance organizations through strategic transformations, capital structure optimization, and value enhancing growth initiatives makes her uniquely qualified to establish the financial foundation for the Food Processing business as it becomes an independent public company.

Ms. Campbell is a Certified Public Accountant, a Certified Internal Auditor and a Certified 6 Sigma Blackbelt. She holds a bachelor’s degree in accounting from Illinois Wesleyan University. She is also a graduate of Northwestern University’s Kellogg School of Management’s Women’s Senior Leadership program and the Digging Deep Executive Leadership program at Duke University.

“I am looking forward to joining Middleby Food Processing at such an exciting time,” said Amy Campbell. “This business is uniquely positioned with industry-leading brands, innovative total line solution offerings and a robust pipeline of future growth opportunities. As an independent company, we will have enhanced focus and flexibility to accelerate our growth strategy, and I look forward to working with Mark and the entire leadership team to build a strong financial foundation that supports our long-term success.”

Ms. Campbell’s appointment completes the executive leadership team for the Food Processing business, which includes Mark Salman as Chief Executive Officer, Mark Bowie as Chief Operating Officer, Matt Fuchsen (currently Chief Development Officer of Middleby Corporation) as Chief Strategy Officer, and Rob Fagan (currently Vice President of Finance of Middleby Corporation) who will lead Investor Relations and FP&A for the independent company. This experienced leadership team brings a combination of deep industry knowledge, operational excellence, and proven track records of value creation.

The spin-off, which remains on track for completion in the second quarter of 2026, is part of Middleby’s strategic portfolio transformation designed to maximize shareholder value by creating three focused, industry-leading businesses. The separation will position the Food Processing business to pursue its own capital allocation strategy, optimize its capital structure, and accelerate growth through strategic investments and acquisitions.

About Middleby

The Middleby Corporation is a global leader in the foodservice industry. The company develops and manufactures a broad line of solutions used in commercial foodservice and food processing. Middleby showcases its advanced solutions in the Middleby Innovation Kitchens for commercial foodservice, and industrial baking and protein Innovation Centers for food processing solutions. For more information about Middleby, please visit www.middleby.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this press release or otherwise attributable to the company regarding the company’s business which are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations with respect to our future performance and the outcome of our strategic review. The company cautions investors that such statements are estimates of future performance and are highly dependent upon a variety of important factors that could cause actual results to differ materially from such statements. Such factors include variability in financing costs; quarterly variations in operating results; dependence on key customers; international exposure; foreign exchange and political risks affecting international sales; changing market conditions; the impact of competitive products and pricing; the timely development and market acceptance of the company’s products; the availability and cost of raw materials; and other risks detailed herein and from time-to-time in the company’s SEC filings, including the possibility that the proposed spin-off of Middleby’s Food Processing business (“FP” or “FP business”) will not be consummated within the anticipated time period or at all, including as the result of regulatory, market or other factors, including the possibility that various closing conditions for the spin-off may not be satisfied; the potential disruption to Middleby’s business in connection with the proposed transaction or spin-off; the potential that the FP business and Middleby do not realize all of the expected benefits of the spin-off; that the spin-off may be more difficult, time consuming or costly than expected; the failure of the spin-off to qualify for the expected tax treatment; potential adverse effects of the announcement of the proposed FP spin-off or results thereof, including on the market price of Middleby’s common stock, the ability of Middleby to develop and maintain relationships with personnel, customers, suppliers and others with whom it does business or Middleby’s business, financial condition, results of operations and financial performance; and risks related to diversion of Middleby’s management’s attention from its ongoing business operations due to the transaction and the proposed FP spin-off. Any forward-looking statement speaks only as of the date hereof, and the company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

For The Middleby Corporation:

Investors:

Rebecca Ellin

SVP of Investor Strategy and Corporate Development

rellin@middleby.com

Media:

Darcy Bretz

VP of Corporate Communications

dbretz@middleby.com

Kate Schneiderman

Managing Director, ICR

middleby@icrinc.com